UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2019

FLUOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-16129	33-0927079
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

6700 Las Colinas Blvd. Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

(469) 398-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	FLR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)          On September 19, 2019, Mr. Peter J. Fluor, a current member of the Board of Directors (the “Board”) of Fluor Corporation (the “Corporation”), notified the Corporation of his decision not to stand for reelection at the next annual meeting of stockholders.

(d)          On September 19, 2019, the Board voted to increase the size of the Board to twelve members, effective September 20, 2019. The Board elected Mr. David E. Constable to the Board, effective September 20, 2019, to fill the new position authorized by the Board.

Mr. Constable has been appointed a member of the Governance Committee of the Board and chair of the Commercial Strategies and Operational Risk Committee of the Board. The Board has affirmatively determined that Mr. Constable is independent of the Corporation and its management under New York Stock Exchange listing standards and the standards set forth in the Corporation’s Corporate Governance Guidelines.

Mr. Constable will receive the standard compensation amounts payable to non-employee directors of the Corporation, as described in Exhibit 10.20 filed with the Corporation’s Annual Report on Form 10-K filed on February 20, 2018.

In connection with Mr. Constable’s election, the Corporation and Mr. Constable will enter into the form of indemnification agreement filed with the Corporation’s Annual Report on Form 10-K filed on February 25, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 24, 2019	FLUOR CORPORATION

	By:	/s/ Dawn A. Stout
Dawn A. Stout
Senior Vice President, Chief Compliance Officer and Secretary